                                                                   EXHIBIT 21.01


                                  SUBSIDIARIES

                                                                            Percentage Owned
         Name                           Jurisdiction of Organization        by Registrant
         ----                           ----------------------------        -------------
         CardioGenesis BV               Netherlands                              100%